EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 18, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of The Large-Cap Value Equity Portfolio, The International Equity Portfolio, The Labor Select International Equity Portfolio, The Real Estate Investment Trust Portfolio, The Select 20 Portfolio, The High-Yield Bond Portfolio, The Emerging Markets Portfolio, The Emerging Markets Portfolio II, The Core Plus Fixed Income Portfolio, The Focus Smid-Cap Growth Equity Portfolio and The Large-Cap Growth Equity Portfolio (constituting Delaware Pooled® Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2016